CONSENT OF INDEPENDENT
CERTIFIED PUBLIC ACCOUNTANTS


Dataholding AS
Oslo, Norway

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated April 10, 1997, relating to the financial statements of Dataholding AS appearing in the Advanced Electronic Support Product, Inc.'s Annual Report on Form 10-KSB for the year ended December 31, 1997.

We also consent to the reference to us under the caption "Experts" in the Prospectus.


                                              DELOITTE & TOUCHE


                                              /S/ JACOB BERGER
                                              ----------------------------
                                              Jacob Berger
                                              State Authorized Public Accountant

Oslo, Norway
April 28, 1998